Exhibit 99.1

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Financial Statements

As of September 30, 2010 and for the year then ended

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Report of Independent Auditors

To the Board of Directors and Shareholders of

Altegrity, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, changes in member’s equity and comprehensive income and cash flows present fairly, in all material respects, the financial position of Explore Information Services, LLC (the “Company”) (a wholly-owned indirect subsidiary of Altegrity, Inc.) at September 30, 2010 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Explore Information Services, LLC and Altegrity, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 9, Altegrity, Inc. has entered into a definitive agreement to sell all of the member interests of the Company to Solera Holdings, Inc.

February 25, 2011, except for Notes 4 and 5, as to which the date is May 13, 2011.

PricewaterhouseCoopers LLP, 10 Tenth Street, Suite 1400, Atlanta, GA 30309-3851

T: (678) 419-1000, www.pwc.com/us

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Statement of Operations

(in thousands)

For the Year Ended September 30, 2010
Revenue	$74,674
Direct costs	38,160

Gross profit	36,514
Selling, general and administrative expenses	14,758

Income from operations	21,756

Income before income taxes	21,756
Income tax provision	8,834

Net income	$12,922

The accompanying notes are an integral part of these financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Balance Sheet

(in thousands)

September 30, 2010
Assets
Current assets
Cash and cash equivalents	$2,590
Accounts receivable, net	11,091
Prepaid expenses and other current assets	579
Deferred tax assets	491

Total current assets	14,751
Noncurrent assets
Property and equipment, net	435
Other assets	26
Goodwill	179,935
Intangible assets, net	103,655

Total assets	$298,802

Liabilities and Member’s Equity
Current liabilities
Accounts payable	$260
Accrued salaries and related expenses	1,298
Accrued data costs	1,936
Other current liabilities	701

Total current liabilities	4,195
Noncurrent liabilities
Deferred tax liabilities	12,179

Total liabilities	16,374
Commitments and contingencies
Member’s equity	282,428

Total liabilities and member’s equity	$298,802

The accompanying notes are an integral part of these financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Statement of Changes in Member’s Equity and Comprehensive Income

($ amounts in thousands)

	Member Units	Member’s Equity	Comprehensive Income
Ending Balance at September 30, 2009	100	$287,112	$—
Net transfers to Parent	—	(17,991)	—
Stock-based compensation expense	—	385	—
Net Income	—	12,922	12,922

Ending Balance at September 30, 2010	100	$282,428	$12,922

The accompanying notes are an integral part of these financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Statement of Cash Flows

(in thousands)

For the Year Ended September 30, 2010
Cash flows from operating activities
Net income	$12,922
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization expense	8,832
Deferred income taxes	1,107
Stock-based compensation expense	385
Changes in assets and liabilities:
Accounts receivable	(3,057)
Prepaid expenses and other current assets	151
Other assets	18
Accounts payable	(439)
Accrued salaries and related expenses	283
Accrued data costs	315
Other current liabilities	199

Net cash provided by operating activities	20,716

Cash flows from investing activities
Expenditures for property and equipment	(135)

Net cash used in investing activities	(135)

Cash flows from financing activities
Net transfers to Parent	(17,991)

Net cash used in financing activities	(17,991)

Net increase in cash and cash equivalents	2,590
Cash and cash equivalents
Beginning of period	—

End of period	$2,590

The accompanying notes are an integral part of these financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

1.	Organization

Explore Information Services, LLC (“Explore” or the “Company”) is a wholly-owned, indirect subsidiary of Altegrity, Inc. (the “Parent”). The Parent in turn is a wholly owned, indirect subsidiary of Altegrity Holding Corp., which is owned principally by investment funds affiliated with Providence Equity Partners LLC (“PEP”).

Headquartered in Eagan, Minnesota, Explore is a provider of innovative data and analytics solutions to the property & casualty insurance industry. The Company provides its customers with critical information required to perform a variety of underwriting risk assessment and rating activities in a cost-effective manner.

The Company is the leader in subscription-based driver license and violation monitoring services, maintaining an extensive database of violation information compiled from most of the states in the U.S. Its customers include a majority of the largest property and casualty insurance carriers. The Company also provides additional value-added services to insurance carriers, including notifications of newly licensed drivers and a predictive modelling-based product designed to identify potential violation activity.

Explore’s government solutions provide customized software applications and database integration services for state governments. These information solutions enable states to streamline operations, be more responsive to their constituents and increase their revenue streams.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of Explore were prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The financial statements have been prepared from the financial statements and accounting records of the Parent using the historical results of operations and historical basis of assets and liabilities of Explore, reflecting the effects of push-down accounting. The accompanying financial statements reflect all assets, liabilities, revenues, expenses and cash flows directly attributable to Explore. The Parent provides certain corporate functional services to Explore and costs associated with these corporate services have been allocated to Explore on various bases, which, in the opinion of the Company’s and the Parent’s management, are reasonable (see Note 8). All significant inter-company balances and transactions are eliminated. However, the financial statements included herein may not necessarily reflect Explore’s financial position, results of operations, and cash flows had Explore operated as a stand-alone entity during the periods presented.

The Parent uses a centralized approach to cash management and financing of operations. Surplus cash, regularly transferred to the Parent, has been accounted for as a return of capital. No interest charge from the Parent has been reflected in the accompanying financial statements. The Parent has provided all necessary funding for the operations and investments of Explore and such funding has been accounted for as capital contributions by the Parent. For the year ended September 30, 2010, there were no capital contributions made by the Parent.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include allocated corporate general and administrative expenses and estimates associated with the allocation of revenue under long-term contracts. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. Due to the short maturity of these instruments, the carrying values on the balance sheet approximate fair value. No collateral or security is provided on these cash and cash equivalents, other than up to $250 of cash and cash equivalents insured by the Federal Deposit Insurance Corporation.

Accounts Receivable

Accounts receivable are recorded at face value less an allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of customer accounts. On a quarterly basis, the Company reviews the allowance by considering factors such as historical experience, credit quality, aging of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. At September 30, 2010, the allowance for doubtful accounts was $0.

Property and Equipment

Property and equipment are stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets, which generally are: 3 to 10 years for computer and operating systems and hardware; 5 to 7 years for machinery, furniture and fixtures and office equipment. Leasehold improvements are depreciated over the shorter of the lease term or estimated useful life of the asset. Maintenance and repairs are expensed as incurred.

Leases

Explore leases various property, plant and equipment. All leases are accounted for as operating leases and the related payments, including escalating lease payments, are expensed on a straight-line basis over the non-cancelable lease terms. The Company did not have any capital leases at September 30, 2010.

Goodwill

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of acquired entities. The Company evaluates goodwill for potential impairment annually during its fourth fiscal quarter, or more frequently if events or circumstances occur indicating goodwill might be impaired. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators include a decline in expected cash flows, a significant adverse change in legal factors or in the business climate, unanticipated competition, or slower growth rates, among others. The evaluation of impairment involves comparing the current fair value of the reporting unit to its carrying value, including goodwill. To estimate the fair value of a reporting unit, the Company considers both an estimate of discounted cash flows (income approach) as well as exit price multiples (market approach). Considerable management judgment is necessary in estimating discounted future cash flows as well as anticipated exit multiples. The

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

Company involves valuation experts where necessary in completing this evaluation. In the event the estimated fair value of the Company is less than the carrying value, additional analysis is required. The additional analysis compares the carrying amount of the Company’s goodwill with the implied fair value of that goodwill. The implied fair value of goodwill is the excess of the fair value of the Company over the fair value amounts assigned to all of the assets and liabilities of the Company as if the Company was acquired in a business combination and the fair value of the Company represented the purchase price. If the carrying value of goodwill exceeds its implied fair value, an impairment loss equal to such excess is recognized. The Company’s annual impairment analysis indicated that there was no goodwill impairment for the year ended September 30, 2010.

Intangible assets

Intangible assets consist of trade names and customer databases. Amortization expense is recorded using the straight-line method using estimated useful lives of the assets, which generally are 15 years. The amortization expense is allocated to direct costs. The Company periodically reassesses the remaining useful lives of its intangible assets.

Long-Lived Assets

The carrying values of long-lived assets, which include property and equipment, are evaluated for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If an indication of impairment is present, the Company compares the operating performance and future undiscounted cash flows of its assigned asset groups to the underlying carrying value. Adjustments are made if the sum of expected undiscounted future cash flows is less than the carrying value of an asset group. Any necessary write-downs are treated as permanent reductions in the carrying amount of the assets. For the year ended September 30, 2010, no adjustments were made.

Revenue Recognition

The Company’s revenues are primarily derived from contracts to provide services on an annual basis, subject to renewals. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collection is reasonably assured. The Company considers the nature of these contracts and the types of services provided when it determines the proper accounting method for a particular contract.

Insurance Solutions

Revenues from driver violation and undisclosed risk monitoring services are subscription-based and revenue is generally recognized on a monthly basis over the period of contract performance. Costs incurred under these service contracts are expensed as incurred. Earnings related to such service contracts may fluctuate from period to period.

Government Solutions

Revenue from professional service projects with milestone billings is recognized as services are rendered and billings are sent to customers in accordance with the terms of the contract, primarily at project milestone dates. Revenue for post-contract customer support and maintenance is recognized ratably over the contract period. Services provided to customers under customer support and maintenance agreements generally include technical support and unspecified product upgrades. Vendor specific objective evidence of the fair value of support and maintenance revenue is based on substantive renewal rates which are to be charged once the initial term expires.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

Cost of revenues

Cost of revenues primarily include the costs of purchased data from state departments of motor vehicles and intangible asset amortization expense.

Advertising costs

Explore expenses advertising costs as incurred. Advertising costs of $138 were incurred in 2010.

Income Taxes

Explore is included in the Parent’s consolidated federal income tax return. Explore accounts for income taxes under the separate return method. Under this approach, Explore determines its tax provision and deferred tax assets and liabilities as if it were filing a separate tax return. Amounts owed for current period taxes are included in member’s equity. Explore accounts for certain assets and liabilities differently for financial and income tax reporting purposes. Deferred income taxes are provided in recognition of these temporary differences. Explore records a valuation allowance to reduce its deferred tax assets when uncertainty regarding their realizability exists. A valuation allowance was not considered necessary at September 30, 2010.

Member’s equity

Member’s equity includes the capital contributed by the Parent and the net transfers between Explore and the Parent. The transfers are used for working capital needs and other general purposes.

Accounting for Stock-Based Compensation

Certain employees of the Company participate in the stock incentive plans of the Parent. The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award and recognizes that cost over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. The compensation expense is included as a component of selling, general and administrative expenses. The Company estimates the fair value of share-based payment awards on the date of grant using the Black-Scholes option pricing model. Stock-based compensation expense for the year ended September 30, 2010 was $385.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable.

The Company has two customers who individually contributed more than 10% of total revenue or 10% of accounts receivable. The Company recognized 18% of revenue from Customer A for the year ended September 30, 2010. Accounts receivable from Customer A at September 30, 2010 was $2,461. The Company recognized 13% of revenue from Customer B for the year ended September 30, 2010. Accounts receivable from Customer B at September 30, 2010 was $1,235.

Fair Value of Financial Instruments

The carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other liabilities approximate fair value due to their short maturities.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

Software Development Costs

Costs of computer software developed for internal use or external use (for sale, lease, or otherwise marketed) consist primarily of personnel (compensation expense, including benefits) and related infrastructure costs. Costs required to be capitalized are not material. Accordingly, Explore has not capitalized any internal use or external use software development costs in the accompanying financial statements.

Recent Accounting Pronouncements

In April 2010, the FASB provided updated guidance related to the recognition of revenue under the milestone method. The objective of the update is to provide guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. The amendments in this update provide guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. The Company adopted this guidance on October 1, 2010, on a prospective basis, and it did not have a material impact on the Company’s financial statements.

In October 2009, the FASB revised its guidance related to revenue arrangements with multiple-deliverables. This guidance relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting, and modifies the manner in which the transaction consideration is allocated across the individual deliverables. Also, the guidance expands the disclosure requirements for revenue arrangements with multiple deliverables. The Company adopted this guidance on October 1, 2010, on a prospective basis, and it did not have a material impact on the Company’s financial statements.

In October 2009, the FASB revised its guidance related to certain revenue arrangements that include software elements. This guidance clarifies which accounting guidance should be used for purposes of measuring and allocating revenue for arrangements that contain both tangible products and software, and where the software is more than incidental to the tangible product as a whole. The Company adopted this guidance on October 1, 2010, on a prospective basis, and it did not have a material impact on the Company’s financial statements.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

3.	Property and Equipment

Property and equipment and the related accumulated depreciation consisted of the following:

September 30, 2010
Buildings and leasehold improvements	$118
Computer and operating systems	148
Computer hardware	673
Furniture and fixtures	114
Machinery and office equipment	106

1,159
Less: Accumulated depreciation	(724)

Property plant and equipment, net	$435

Depreciation expense was $112 for the year ended September 30, 2010.

4.	Goodwill and Intangible Assets

The Company’s goodwill balance at September 30, 2010 was $179,935. There were no changes in the Company’s goodwill balance during the year ended September 30, 2010.

Intangible assets, net consists of the following:

	September 30, 2010
	Gross	Accumulated Amortization	Net
Trade names	$4,800	$(997)	$3,803
Customer database	126,000	(26,148)	99,852

	$130,800	$(27,145)	$103,655

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

Amortization expense for intangible assets was $8,720 for the year ended September 30, 2010. Based upon the intangible assets recorded on the balance sheet at September 30, 2010, amortization expense for each of the next five fiscal years and thereafter is estimated to be as follows:

2011	$8,720
2012	8,720
2013	8,720
2014	8,720
2015	8,720
Thereafter	60,055

$103,655

5.	Income Taxes

The income tax provision consists of the following:

Year Ended September 30, 2010
Current taxes
Federal	$6,363
State	1,364

7,727

Deferred taxes
Federal	896
State	211

1,107

Total income tax provision	$8,834

The reconciliation of the federal statutory tax rate to the effective tax rate is as follows:

Year Ended September 30, 2010
Federal income tax rate	35.0%
State taxes, net of federal income tax benefit	4.7
Nondeductible expenses	0.9

Effective tax rate	40.6%

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

The components of net deferred tax assets and liabilities are as follows:

September 30, 2010
Deferred tax assets
Property and equipment	$21
Accrued expenses and other liabilities	852

Total deferred tax assets	873

Deferred tax liabilities
Tax deductible goodwill and definite lived intangibles	12,561

Total deferred tax liabilities	12,561

Net deferred tax liabilities	$11,688

Accounting for Uncertainty in Income Taxes

On October 1, 2009, the Company adopted guidance relating to the recognition of income tax benefits for those tax positions determined more likely than not to be sustained upon examination, based on the technical merits of the positions. No contingent tax liabilities were recorded by the Company upon adoption or during the year ending September 30, 2010.

6.	Member’s Equity

Explore was formed in September 2002 as a single member limited liability company under the state of Delaware Limited Liability Company Act. The Company will continue operations indefinitely, unless terminated, dissolved or liquidated in accordance with the terms of the Limited Liability Company Agreement (the “Agreement”).

Profits and losses, and distributions of cash or property of the Company to the Member are treated for federal income tax purposes as if the Company were a division of the Member. Net transfers to the Parent are classified within member’s equity in the accompanying financial statements since there is no requirement or intention of the Parent to repay the Company.

The Company is party to a guarantee of certain of the Parent’s term loan and revolving credit facility that is secured by substantially all of the Parent’s subsidiaries’ (including the Company) assets. Upon sale or disposition of the Company, the Company would no longer be a party to the guarantee of the Parent’s term loan and revolving credit facility.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

7.	Commitments and Contingencies

Leases

The Company leases office space, office equipment and other equipment under long-term operating lease agreements. The approximate future minimum lease payments at September 30, 2010 under these agreements are:

Years Ending
2011	$279
2012	216
2013	142
2014	146
2015	119
Thereafter	225

$1,127

Office rent expense for the year ended September 30, 2010 was approximately $203.

Certain operating leases for the Company’s office space include escalations in rental payments over the term of the lease. The Company recorded a liability of $83 at September 30, 2010 to reflect the straight-line effect of these leases.

Legal Matters

The Company is subject to being made party to litigation, administrative proceedings and claims arising in the normal course of business. In addition, in the ordinary conduct of its business activities, the Company at times receives public and non-public inquiries from federal and state regulatory agencies or bodies charged with overseeing the enforcement of laws and regulations that may relate to the various businesses operated by the Company. The Company routinely responds to such inquiries and requests for information.

As of September 30, 2010, the Company is named as a co-defendant in one civil litigation matter. It is the Company’s policy to accrue for amounts related to such legal matters if it is probable that a liability will be incurred and the amount is reasonably estimable. Although the outcome of any legal proceedings and negotiated resolutions cannot be predicted with certainty and may be materially adverse, based on current information and giving effect to available insurance coverage and other contractual indemnifications, in the opinion of the Company, the ultimate liability of the Company in connection with the following legal proceeding is not expected to have a material adverse effect on the Company’s financial position.

A lawsuit captioned Ryals, et al. v. HireRight Solutions, Inc., Altegrity, Inc., Explore Information Services, LLC and USIS (collectively, the “Altegrity Defendants”), Case No. 3:09cv625, is currently pending in the U.S. District Court for the Eastern District of Virginia. In Ryals, the plaintiffs assert individual and putative class claims alleging violations of the federal Fair Credit Reporting Act. On April 9, 2010, the Company and two of the other Altegrity Defendants filed a Motion to Dismiss and/or Motion for Summary Judgment. On April 13, 2010, the Altegrity Defendants filed a Motion to Transfer Venue of the action to the U.S. District Court for the Northern District of Oklahoma. On April 26, 2010, Plaintiffs filed (i) an Opposition to Motion to Dismiss and/or Motion for Summary Judgment and (ii) a Motion to Continue Determination of Legal Entities. On April 27, 2010, Plaintiffs filed an Opposition to Motion to Transfer. On May 6, 2010, the Altegrity Defendants filed

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

their (i) Reply to Plaintiffs’ Opposition to Defendants’ Motion to Dismiss and/or Motion for Summary Judgment, and (ii) Reply to Plaintiffs’ Opposition to Motion to Transfer. On August 17, 2010, upon Joint Motion of the parties, the court ordered a 60-day stay in the proceedings to enable the parties an opportunity to participate in mediation. Upon joint requests of the parties and Orders entered October 28, 2010, November 24, 2010, and February 16, 2011, the court extended the stay to facilitate mediation discussions. In the aftermath of a mediation session conducted on January 18, 2011, the Plaintiffs and the Altegrity Defendants reached an agreement in principle to resolve the Ryals matter. As a result of this agreement in principle, on February 15, 2011, the pending Motions to Transfer and to Dismiss and/or for Summary Judgment were withdrawn without prejudice. The total agreed amount of the settlement, inclusive of attorneys’ fees and costs of administration, has been accrued on the books of the Parent as a loss contingency as of March 31, 2011. In addition, the Parent has accrued estimated legal and other costs to effect the settlement. Based upon available insurance coverage and other contractual indemnifications, and after giving effect to applicable deductibles, the Parent has recorded receivables for the full amount of this anticipated settlement and estimated related costs as of March 31, 2011. The Company does not expect to incur any direct costs or financial impact if this settlement in principle is finalized. The Company, however, is expected to be a party to any final settlement agreement.

8.	Related Parties

Allocated corporate general and administrative expenses included in the accompanying statement of operations include charges for human resources and benefits management, treasury, accounting, internal and external audit, corporate and legal compliance, back office systems and support, tax compliance and planning, risk management and general management oversight provided by the Parent. The costs of these services have been allocated to Explore based on the most relevant allocation method to the services provided, primarily based on a relative percentage of revenue, net book value of property and equipment, and total payroll costs. Human resource and IT costs have been allocated to Explore based on a relative percentage of headcount. Total fees allocated to Explore and included in selling, general and administrative expenses in the statement of operations were $2,332 in 2010.

Explore is covered under the Parent’s insurance policies. Insurance charges included in selling, general and administrative expenses totaled $86 in 2010.

Additionally, Explore’s employees participate in the Parent’s 401(k) savings plans that allow employees to contribute a selected percentage of their salaries through payroll deductions. Explore matches 50% of the employee’s contributions up to 8% of their compensation. In 2010, the costs of these plans were $225, which are reported in selling, general and administrative expenses.

Employees of Explore participate in the Parent’s medical and other health and welfare plans. Costs under these plans totaled $452 in 2010, which are reported in selling, general and administrative expenses.

Explore has incentive plans (“Annual Incentive Plan”) for certain executives and other key employees. The purpose of the Annual Incentive Plan is to provide an incentive and to reward management throughout the Company for achieving certain, pre-established performance targets. The targets used to guide the Annual Incentive Plan approved for the fiscal year are: annual EBITDA (“Earnings before Interest, Taxes, Depreciation and Amortization”), revenue and include

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

certain other goals and incorporate both divisional and corporate goals. EBITDA and revenue goals for participants in the Annual Incentive Plan are established each fiscal year during the annual budget process. The earned bonus under the Annual Incentive Plan for the year ended September 30, 2010 was approximately $492.

Effective August 21, 2007, the Parent adopted the 2007 Altegrity Holding Corp. Stock Incentive Plan (the “2007 Plan” – formerly known as the USIS Holding Corp. Stock Incentive Plan) under which directors, officers, and other employees determined eligible by the Compensation Committee of the Board of Directors are granted options to purchase shares of the Parent’s common stock. The option price is equal to the fair value of the Parent’s common stock at the date of grant. The options are granted as time-vested options and performance-vested options with no portion of the options being vested upon grant. The time-vested options vest annually over a five-year period. The performance-vested options generally vest based on preset performance goals relating to return on investment. The options have a maximum term of ten years and provide for acceleration of vesting upon a change in control. Stock-based compensation expense is included in selling, general and administrative expenses in the statement of operations.

On July 30, 2010, the Compensation Committee of the Board of Directors of the Parent modified the provisions pertaining to options granted on or before June 5, 2010 (the “Modified” options). In addition to updating return on investment goals, the modification provides for a portion of the performance-vesting options to be based on adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets (referred to as “Budget-Based”). If the Parent reaches or exceeds the predefined EBITDA targets for the year ending September 30, 2011, 25% of the Modified performance-vesting options will be converted to time-vesting options and will vest in two equal installments on September 30, 2012 and 2013. Similarly, if the Parent reaches or exceeds the predefined EBITDA targets for the year ending September 30, 2012, an additional 25% of the Modified performance-vesting options will be converted to time-vesting options and will vest in two equal installments on September 30, 2013 and 2014. In the event that the predefined EBITDA targets are not met, the options not vested pursuant to the EBITDA performance shall remain outstanding and will continue to be subject to performance-vesting based on return on investment goals (referred to as “Return-Based”). Finally, the modification provides for full vesting of all performance-vesting options in the event of certain exit events occurring on or before the fourth anniversary of the Parent’s acquisition of Kroll, Inc. As of September 30, 2010, management deemed it more likely than not that the Parent will reach the EBITDA targets set forth in the agreement for the years ending September 30, 2011 and 2012. As a result, the Company recognized stock based compensation expense of $40 during the year ended September 30, 2010 for non-vested Budget-Based performance-vesting options.

As a result of sustained reduction in the valuation of the Parent shares, in February 2010, the Parent’s Board of Directors concluded that certain stock options no longer would properly incentivize certain employees, officers and directors who held such options. As a result, on February 25, 2010, the Compensation Committee of the Board of Directors of the Parent authorized the repricing of 670,100 outstanding stock options previously issued at an exercise price of $34.70 and $35.52. The Parent modified the exercise price of the options to $31.24 per share, a value greater than modification date fair value of the Parent stock of $27.82. All other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing. Total additional compensation expense of non-vested options relating to the February 25, 2010 repricing was approximately $26 for the Company which will be expensed over the remaining vesting period.

Explore Information Services, LLC

(A wholly-owned indirect subsidiary of Altegrity, Inc.)

Notes to Financial Statements

(in thousands)

Additional compensation expense on vested options relating to the February 25, 2010 repricing was approximately $3 for the Company which was recognized immediately.

On February 25, 2010, the Compensation Committee of the Board of Directors of the Parent adopted the Fiscal Year 2010 Senior Executive Annual Incentive Plan (the “2010 Executive Incentive Plan”), which provides that 2010 bonus awards for certain members of senior management be payable 50% in cash and 50% in Parent stock. In accordance with this provision, the Parent recognized stock-based compensation expense of $131 during the year ended September 30, 2010, for estimated compensation to be paid out in stock.

9.	Subsequent Events

On January 18, 2011, the Company was party to an agreement in principle to resolve a civil litigation matter in which it was named as co-defendant.

On April 25, 2011, Altegrity, Inc. entered into a definitive agreement to sell all of the member interests of the Company to Solera Holdings, Inc. for approximately $520 million in cash. The transaction, which is expected to close during the Company’s fourth fiscal quarter ending September 30, 2011, is subject to customary closing conditions.

Management evaluated all activity of the Company through May 13, 2011 (the issue date of the Financial Statements) and concluded that no other subsequent events have occurred that would require recognition or disclosure.